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                                                                     EXHIBIT 3.6

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                       OF

                              PRI AUTOMATION, INC.
                          (A MASSACHUSETTS CORPORATION)

                                      INTO

                             BROOKS AUTOMATION, INC.
                            (A DELAWARE CORPORATION)

      Pursuant to Section 253 of the Delaware General Corporation Law, it is hereby certified that:

      1. Brooks Automation, Inc. (sometimes hereinafter referred to as the "Corporation") is a corporation organized pursuant to the Delaware General Corporation Law.

      2. The Corporation owns all of the issued and outstanding stock of PRI Automation, Inc., a corporation organized under the Massachusetts Business Corporation Law (sometimes hereinafter referred to as the "Subsidiary"), which permits a merger of a Massachusetts corporation with a corporation of another jurisdiction.

      3. The merger of the Subsidiary with and into the Corporation (the "Merger") has been adopted, approved, certified, and acknowledged by the Board of Directors of the Corporation in accordance with the laws of the State of Delaware and the Commonwealth of Massachusetts.

      4. Brooks Automation, Inc. shall be the surviving corporation and shall assume all of the obligations of the Subsidiary at the effective time of the Merger. The certificate of incorporation of Brooks Automation, Inc. shall be the certificate of incorporation of the surviving corporation.

      5. The name of the Corporation after the Merger shall be Brooks-PRI Automation, Inc.

      6. The Merger shall be effective on May 14, 2002 at 4:01 p.m., eastern daylight savings time.

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      7. The following resolutions were adopted on May 13, 2002, by the Board of
Directors of the Corporation to merge the Subsidiary into the Corporation:

   RESOLVED:    That the Corporation merge the Subsidiary into the Corporation
                (the "Merger") and assume all of its obligations so that the separate existence of the Subsidiary shall cease as soon as the Merger shall become effective, and thereupon this Corporation and the Subsidiary will become a single corporation, which shall continue to exist under and be governed by the laws of the State of Delaware.

   RESOLVED:    That the Corporation change its corporate name by changing
                Article I of the Certificate of Incorporation of this Corporation as follows:

                Article First: The name of the Corporation (hereinafter the "Corporation") is Brooks-PRI Automation, Inc.

   RESOLVED:    That the Merger shall be effective upon the filing of the
                Certificate of Ownership and Merger with the Office of the Secretary of State of the State of Delaware and the filing of the Articles of Merger with the Office of the Secretary of State of the Commonwealth of Massachusetts pursuant to Section 82 of the Massachusetts Business Corporation Law.

   RESOLVED:    That the Chief Executive Officer, Chief Financial Officer and
                Secretary of the Corporation be, and each of them acting singly hereby is, authorized to execute and deliver (i) a Certificate of Ownership and Merger; (ii) Massachusetts Articles of Merger;
                and (iii) any other certificates or agreements as may be required by the laws of Delaware or Massachusetts, and to cause the same to be filed and recorded as provided by law; and to do all acts and things whatsoever, within the States of Delaware and Massachusetts and in any other appropriate jurisdiction, which, in his or her sole discretion, are necessary or advisable to consummate the Merger, the execution and delivery of such instruments and documents or the taking of such actions by him, her or any of them to be conclusive evidence of his, her or their authority hereunder, and approval thereof.

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IN WITNESS WHEREOF, the undersigned, being the Senior Vice President, Finance and Administration, and Chief Financial Officer of Brooks Automation, Inc., does hereby execute this Certificate of Ownership and Merger and does certify, affirm and acknowledge under penalties of perjury that this is her free act and deed and that the facts stated herein are true, as of this 14th day of May, 2002.

                                     /s/ Ellen B. Richstone
                                     ------------------------
                                     Ellen B. Richstone
                                     Senior Vice President, Finance and
                                     Administration, and Chief Financial Officer

COMMONWEALTH OF MASSACHUSETTS
COUNTY OF MIDDLESEX

      In said County and State, before this 14th day of May, 2002, personally appeared Ellen B. Richstone, Senior Vice President, Finance and Administration and Chief Financial Officer of Brooks Automation, Inc., known to me to be the person whose name is subscribed to the foregoing instrument and she acknowledged that she executed the same as an officer of Brooks Automation, Inc. as a free act and deed for purposes therein contained.

                                     /s/ Collette Rita Piche'
                                     ----------------------------
                                     Notary Public
                                     My commission expires: August 22, 2008